                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ___________

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (date of earliest event reported): September 13, 2000


                              BRE PROPERTIES, INC.
                   _________________________________________
             (Exact name of registrant as specified in its charter)


          Maryland                           0-5305                            94-1722214
-------------------------------      ------------------------         ---------------------------
(State or other jurisdiction         (Commission File Number)              (I.R.S. Employer
 of Incorporation)                                                      Identification Number)


        44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809
 -----------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 415-445-6530
 -----------------------------------------------------------------------------
             (Registrants' telephone number, including area code)

                                      n/a
 -----------------------------------------------------------------------------
                (former name or former address, if changed since last report)

ITEM 2  DISPOSITION OF ASSETS.

   On September 13, 2000, pursuant to a purchase and sale agreement dated July 10, 2000, as amended September 6, 2000, we and BRE Properties Investors LLC sold to G&I III Residential One LLC, an unrelated third party, 4,288 stabilized apartment units in 19 apartment communities in Tucson, Albuquerque, Las Vegas and Phoenix for an aggregate sale price of $261 million. The aggregate sale price was determined through arms-length negotiations and was a function of projected revenues and expenses and other factors. G&I III Residential One LLC assigned its rights and obligations under the purchase and sale agreement to G&I III Residential Portfolio LLC. The net proceeds from this transaction, the first closing of the portfolio sale, were approximately $243 million in cash after the pay down of $11 million in mortgage debt, and approximately $7 million in pro rations and closing costs. We invested approximately $11 million of the net proceeds from the sale in a joint venture in which G&I III Residential Portfolio LLC has an approximate 85% equity interest and we have an approximate 15% equity interest and we used $230 million to pay down our line of credit with the balance used for other general corporate uses.

   Although there can be no assurance, we anticipate a second closing with the same party, with respect to three additional properties, totaling 621 units, in the fourth quarter of 2000. The second closing is subject to customary closing conditions and loan assumptions. All three apartment communities are located in Tucson and represent approximately $19 million of the total $280 million sales price. Upon closing, we expect to invest an additional $1 million in the above-mentioned joint venture and to repay balances on our mortgage loans payable and line of credit.

   A copy of the purchase and sale agreement was filed as Exhibit 2.1 to our current report on Form 8-K filed on September 8, 2000 and is incorporated by reference in this report. A copy of amendment no. 1 to the purchase and sale agreement is filed as Exhibit 2.1 to this report. The descriptions of the purchase and sale agreement and amendment no. 1 set forth in the report we filed on September 8, 2000 and in this report do not purport to be complete and are qualified in their entirety by the provisions of the purchase and sale agreement and amendment no. 1.

   This report contains forward-looking statements, such as those pertaining to the second closing of the sale of the properties, our anticipated proceeds and the use of the proceeds from the first and second closings. These statements are based on our current expectations and judgment. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. Actual results and future events could vary materially from those set forth in the forward-looking statements as a result of various factors including the failure of the second closing to occur and a delay in the second closing. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

  The following unaudited, pro forma financial information and exhibits are filed as part of this report:

  (b) Unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X:

         (1)  Pro Forma Condensed Consolidated Balance Sheet - June 30, 2000

              Pro Forma Condensed Consolidated Statement of Operations - Year ended December 31, 1999

              Pro Forma Condensed Consolidated Statement of Operations - Six months ended June 30, 2000

 The unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 is based on our and the properties' unaudited historical financial statements after giving effect to the dispositions as described in Item 2 as if both closings of the transaction had been consummated as of June 30, 2000.

 The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1999 and for the six months ended June 30, 2000 are based on our and the properties' unaudited historical statements of operations after giving effect to the dispositions as described in Item 2 as if both closings of the transaction had been consummated on January 1, 1999.

 These unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the transaction had been in effect on the dates indicated or which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with our financial statements including our Annual Report on Form 10-K for the year ended December 31, 1999 and our unaudited financial statements on Form 10-Q for the six months ended June 30, 2000.


  (c)   Exhibits:

  Exhibit
  Number          Description
  -------       ------------------

   2.1 Amendment No. 1 to Purchase and Sale Agreement, dated September 6, 2000, by and among G & I III Residential One LLC, BRE Properties, Inc. and BRE Properties Investors LLC

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           BRE Properties, Inc.


Date:  September 28, 2000                  By: /s/ Edward F. Lange, Jr.
                                              -----------------------------
                                                   Edward F. Lange, Jr.
                                                   Executive Vice President and
                                                   Chief Financial Officer

                             BRE Properties, Inc.
             Pro Forma Condensed Consolidated Financial Information

                                    Overview


The following pro forma financial information has been prepared to give effect to the sale of the 19 apartment communities on September 13, 2000 and the probable sale of three properties in the fourth quarter of 2000 to G&I III Residential One LLC.

The pro forma condensed consolidated balance sheet of BRE Properties, Inc. as of June 30, 2000 gives effect to the two sales as if these sales had occurred on June 30, 2000. It also gives effect to the indirect ownership of a 15% interest in the real estate through its purchase of an interest in a joint venture with the buyer which investment basis reflects a reduction for the impairment in value. For the purposes of this presentation, it is assumed that the net proceeds were applied to debt balances as of June 30, 2000 in amounts totaling $268,000 rather than the actual balances on the closing dates.

The pro forma condensed consolidated statements of income for the twelve months ended December 31, 1999 and the six months ended June 30, 2000 give effect to the above transaction as if such transaction had occurred on January 1, 1999. Excluded from these presentations is the non recurring loss from the transaction of approximately $35 million.

                              BRE Properties, Inc.
           Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 (in thousands)
                                 June 30, 2000

                                                         Historical                         Pro Forma            Pro Forma
                                                       June 30, 2000                       Adjustments          Consolidated
                                                    --------------------           -----------------------------------------

Real estate portfolio:
  Real estate portfolio                                       $1,875,505        1,2           $(320,695)          $1,554,810
  Accumulated depreciation                                      (127,261)         1              21,530             (105,731)
                                                    --------------------           -----------------------------------------

Total real estate portfolio                                    1,748,244                       (299,165)           1,449,079

Other assets                                                      41,227          1              (4,000)              37,227
                                                    --------------------           -----------------------------------------
Total assets                                                  $1,789,471                      $(303,165)          $1,486,306
                                                    ====================           =========================================

Liabilities and shareholders' equity:
  Mortgage loans                                              $  195,964          1           $ (23,673)          $  172,291
  Unsecured senior notes                                         243,000                              -              243,000
  Unsecured line of credit                                       417,500          1            (240,000)             177,500
  Accounts payable and accrued expenses                           19,004          1              (4,327)              14,677
                                                    --------------------           -----------------------------------------
Total liabilities                                                875,468                       (268,000)             607,468

Minority interest                                                 88,570                              -               88,570

Shareholders' equity:
  Preferred stock, $0.01 par value, liquidation
   preference $25.00 per share, 10,000,000 shares
   authorized.  2,150,000 shares of Series A
   outstanding at June 30, 2000                                   53,750                              -               53,750

  Common stock, $0.01 par value, 100,000,000 shares
   authorized. 44,931,381 shares issued and
   outstanding at June 30, 2000                                      449                              -                  449
  Additional paid-in capital                                     675,685                              -              675,685
  Accumulated net income in excess of cumulative
   dividends                                                      98,197          1             (35,165)              63,032
  Stock purchase loans to executives                              (2,648)                             -               (2,648)
                                                    --------------------           -----------------------------------------
Total shareholders' equity                                       825,433                        (35,165)             790,268

Total liabilities and shareholders' equity                    $1,789,471                      $(303,165)          $1,486,306
                                                    ====================           =========================================

1. Reflects the adjustments associated with both closings, the reduction of assets upon sale of the 22 communities and the use of proceeds to pay down mortgage loans and the outstanding balance associated with our line of credit.
2. Reflects aggregate $12 million, or 15%, equity investment in joint venture.

                              BRE Properties, Inc.
               Unaudited Pro Forma Condensed Statement of Income
                                 (in thousands)
                     Twelve months ended December 31, 1999

                                                     Historical                                              Pro Forma
                                                  December 31, 1999             Pro Forma Adjustments       Consolidated
                                              ----------------------         -----------------------------------------------
  Rental income                                             $218,057                        $(37,059)               $180,998
  Other income                                                16,196                            (332)                 15,864
                                              ----------------------         -----------------------------------------------
Total revenue                                                234,253                         (37,391)                196,862

  Real estate expenses                                        70,469                         (14,793)                 55,676
  Depreciation                                                35,524                          (6,620)                 28,904
  Interest expense                                            41,695                         (21,494)                 20,201
  General and administrative                                   6,706                               -                   6,706
  Provision for non-recurring charge                           1,250                               -                   1,250
                                              ----------------------         -----------------------------------------------
Total expenses                                               155,644                         (42,907)                112,737

Income before gains (losses) on sale of real
 estate investments and minority interest in
 consolidated subsidiary                                      78,609                           5,516                  84,125

Gains (losses) on sales of real estate
 investments                                                      54                               -                      54
                                              ----------------------         -----------------------------------------------

Income before minority interest in
 consolidated subsidiary                                      78,663                           5,516                  84,179
Minority interest                                              5,447                               -                   5,447
                                              ----------------------         -----------------------------------------------
Net income                                                  $ 73,216                        $  5,516                $ 78,732
                                              ======================         ===============================================
Dividends attributable to preferred stock                      4,182                               -                   4,182
                                              ----------------------         -----------------------------------------------
Net income available to common shareholders                 $ 69,034                        $  5,516                $ 74,550
                                              ======================         ===============================================

Net income per share- Basic                                    $1.55                          $ 0.12                   $1.67
                                              ======================         ===============================================

Net income per share-
 assuming dilution                                             $1.55                          $ 0.10                   $1.65
                                              ======================         ===============================================

Funds from operations                                       $110,601                         $(1,104)               $109,497
                                              ======================         ===============================================
Per share funds from operations assuming
 dilution                                                      $2.32                          $(0.03)                  $2.29
                                              ======================         ===============================================

Weighted average shares outstanding - basic                   44,540                                                  44,540

Weighted average shares outstanding -
 assuming dilution                                            47,760                                                  47,760

                              BRE Properties, Inc.
               Unaudited Pro Forma Condensed Statement of Income
                                 (in thousands)
                         Six months ended June 30, 2000

                                                   Historical June                                            Pro Forma
                                                      30, 2000                  Pro Forma Adjustments       Consolidated
                                              ----------------------         -----------------------------------------------
  Rental income                                             $117,730                        $(19,551)               $ 98,179
  Other income                                                 9,310                            (277)                  9,033
                                              ----------------------         -----------------------------------------------

Total revenue                                                127,040                         (19,828)                107,212

  Real estate expenses                                        36,618                          (7,756)                 28,862
  Depreciation                                                18,660                          (3,454)                 15,206
  Interest expense                                            23,729                         (10,447)                 13,282
  General and administrative                                   3,957                               -                   3,957
  Internet business segment                                    1,818                               -                   1,818
                                              ----------------------         -----------------------------------------------
Total expenses                                                84,782                         (21,657)                 63,125

Income before minority interest in
 consolidated subsidiary                                      42,258                           1,829                  44,087
Minority interest                                              2,782                               -                   2,782
                                              ----------------------         -----------------------------------------------
Net income                                                  $ 39,476                        $  1,829                $ 41,305
                                              ======================         ===============================================

Dividends attributable to preferred stock                      2,284                               -                   2,284
                                              ----------------------         -----------------------------------------------
Net income available to common shareholders                 $ 37,192                        $  1,829                $ 39,021
                                              ======================         ===============================================
Net income per share- Basic                                    $0.83                          $ 0.04                   $0.87
                                              ======================         ===============================================
Net income per share-
 assuming dilution                                             $0.82                          $ 0.04                   $0.86
                                              ======================         ===============================================

Funds from operations                                       $ 60,452                        $ (1,625)               $ 58,827
                                              ======================         ===============================================
Per share funds from operations assuming
 dilution                                                      $1.26                          $(0.03)                  $1.23
                                              ======================         ===============================================
Weighted average shares outstanding - basic                   44,750                                                  44,750

Weighted average shares outstanding -
 assuming dilution                                            48,000                                                  48,000

                                 EXHIBIT INDEX


 Exhibit
   No.       Description
---------    -----------

   2.1 Amendment No. 1 to Purchase and Sale Agreement, dated September 6, 2000, by and among G & I III Residential One LLC, BRE Properties, Inc. and BRE Properties Investors LLC